Exhibit 10.5

Amendment to Employment Agreement

Between Commercial Capital Bank, FSB and Stephen H. Gordon dated 12/19/05

Whereas, Commercial Capital Bank, FSB and Stephen H. Gordon (together, the “Parties”) entered into an Employment Agreement effective 12/19/05 (the “Agreement”);

Whereas, paragraph 14 of the Agreement provides that it may be modified by written instrument duly executed by each party; and

Whereas, the amendment of the Agreement now is considered desirable by the Parties;

Now, Therefore, It Is Resolved, that effective 8/1/06 the Agreement is amended as follows:

1. By substituting the following paragraph for subparagraph 12(a) of the Agreement:

“(a)	For purposes of this Agreement, a “Change in Control” of the Bank or Holding Company shall mean a change in the ownership or effective control of the Bank or Holding Company, or in the ownership of a substantial portion of the assets of the Bank or Holding Company, as such change is defined in Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.”

2. By inserting the following new paragraph 12(e) immediately following subparagraph 12(d) of the Agreement:

“12(e). Termination of Agreement upon Change in Control. The Bank or the Holding Company may terminate this Agreement within the 30 days preceding or the 12 months following a Change in Control pursuant to subparagraph 12(a) above. If the Agreement is terminated pursuant to this paragraph 12(e), all amounts of compensation deferred under the Agreement, including but not limited to amounts payable pursuant to subsection 12(c), shall be paid to the Employee as soon as administratively feasible after the termination of the Agreement though in no event later than 12 months after the date of termination of the Agreement.”

[SIGNATURE PAGE TO FOLLOW.]

In Witness Whereof, the Parties have executed this Agreement to be effective as of the day and year written above.

COMMERCIAL CAPITAL BANK, FSB

By:	/s/ Stephen H. Gordon
Stephen H. Gordon
Chairman and Chief Executive Officer

Address:	8105 Irvine Center Drive
Suite 1500
Irvine, CA 92618

EMPLOYEE
/s/ Stephen H. Gordon
Stephen H. Gordon

This Amendment may be prepared in multiple counterparts, all of which taken together will be considered one document.